Exhibit 5.1

Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606-4637 Main Tel +1 312 782 0600 Main Fax +1 312 701 7711 www.mayerbrown.com

October 29, 2020

Envestnet, Inc.

35 East Wacker Drive, Suite 2400

Chicago, Illinois 60601

Ladies and Gentlemen:

We have acted as counsel to Envestnet, Inc., a Delaware corporation (the “Company”) in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to, among other things, the issuance and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities:

(i) shares of common stock, $0.005 par value per share, of the Company, including shares of common stock issuable upon conversion or exercise of other securities described herein (the “Common Stock”);

(ii) shares of preferred stock of the Company, including shares of preferred stock issuable upon conversion or exercise of other securities described herein (the “Preferred Stock”);

(iii) debt securities of the Company, which may be senior debt securities (the “Senior Securities”) or subordinated debt securities (the “Subordinated Securities” and together with the Senior Securities, the “Debt Securities”), including Debt Securities issuable upon conversion or exercise of other securities described herein.

The Common Stock, the Preferred Stock and the Debt Securities are referred to herein collectively as the “Offered Securities.”

Unless otherwise provided in any prospectus supplement with respect to the Debt Securities:

(i) the Senior Securities will be issued under an indenture, the form of which has been filed as an exhibit to the Registration Statement, to be entered into (the “Senior Indenture”), between the Company and a trustee to be named therein (the “Senior Trustee”); and

(ii) the Subordinated Securities will be issued under an indenture, the form of which has been filed as an exhibit to the Registration Statement, to be entered into (the “Subordinated Indenture”), between the Company and a trustee to be named therein (the “Subordinated Trustee”).

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including
Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England), Mayer Brown (a Hong Kong partnership)
and Tauil & Chequer Advogados (a Brazilian partnership).

Mayer Brown llp

Envestnet, Inc. October 29, 2020

The Company’s board of directors has taken and will take from time to time corporate action relating to the issuance of the Offered Securities (the “Corporate Proceedings”). Certain terms of the Offered Securities may be established by certain officers of the Company who will be authorized by the Corporate Proceedings.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

In rendering the opinions expressed herein, we have examined (i) the Registration Statement; (ii) the Fifth Amended and Restated Certificate of Incorporation of the Company and all amendments thereto; (iii) the Amended and Restated Bylaws of the Company and all amendments thereto; (iv) the form of the Senior Indenture filed as an exhibit to the Registration Statement; (v) the form of the Subordinated Indenture filed as an exhibit to the Registration Statement; and (vi) resolutions of the board of directors of the Company relating to the offering of the Offered Securities. We have also examined such other documents and instruments and have made such further investigations as we have deemed necessary or appropriate in connection with this opinion.

In expressing the opinions set forth below, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. As to all parties other than the Company, we have assumed the due authorization, execution and delivery of all documents and the validity and enforceability thereof against all parties thereto in accordance with their respective terms. We have also assumed that (i) the Registration Statement has become, and remains, effective under the Act, (ii) a prospectus supplement, pricing supplement and/or term sheet will have been prepared and filed with the Commission describing the Offered Securities offered thereby and will comply with all applicable laws; (iii) all Offered Securities will be issued and sold in compliance with applicable federal and state laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, pricing supplement and/or term sheet; (iv) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Offered Securities offered or issued will have been duly authorized and validly executed and delivered by the parties thereto; (v) the Offered Securities will be sold and delivered at the price and in accordance with the terms of such agreement and as set forth in the Registration Statement and the prospectus supplement(s), pricing supplement(s) or term sheet(s) referred to therein; (vi) the Company will authorize the offering and issuance of the Offered Securities and the terms and conditions thereof and will take any other appropriate additional corporate action; and (vii) the terms of the Offered Securities will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and such terms comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

As to matters of fact (but not as to legal conclusions), to the extent we deemed proper, we have relied on certificates of responsible officers of the Company and of public officials.

Mayer Brown llp

Envestnet, Inc. October 29, 2020

Based upon and subject to the foregoing, and having regard for legal considerations which we deem relevant, we are of the opinion that:

(i) the Company is validly existing as a corporation under the laws of the State of Delaware;

(ii) except with respect to Common Stock issuable upon the conversion of Debt Securities or Preferred Stock, when the Common Stock has been issued and sold, in the manner contemplated by the Registration Statement, the Common Stock will be validly issued, fully paid and non-assessable, assuming the issuance of the Common Stock has been authorized by all necessary corporate action, that the certificates evidencing such shares of Common Stock are duly executed and delivered and that the consideration therefor is not less than the par value thereof;

(iii) with respect to Common Stock issuable upon the conversion of Debt Securities or Preferred Stock that are by their terms convertible, such Common Stock will be duly authorized, validly issued, fully paid and non-assessable, assuming the issuance of the Common Stock upon conversion of such securities has been authorized by all necessary corporate action, that such securities have been converted in accordance with their terms, that the certificates evidencing such shares of Common Stock are duly executed and delivered and that the consideration therefor is not less than the par value thereof;

(iv) except with respect to Preferred Stock issuable upon the conversion of Debt Securities, when the Preferred Stock has been issued and sold, in the manner contemplated by the Registration Statement, the Preferred Stock will be validly issued, fully paid and non-assessable, assuming the issuance of the Preferred Stock has been authorized by all necessary corporate action, that the certificates evidencing such shares of Preferred Stock are duly executed and delivered and that the consideration therefor is not less than the par value thereof;

(v) with respect to Preferred Stock issuable upon the conversion of Debt Securities that are by their terms convertible, such Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable, assuming the issuance of the Preferred Stock upon conversion of such Debt Securities has been authorized by all necessary corporate action, that such Debt Securities have been converted in accordance with their terms, that the certificates evidencing such shares of Preferred Stock are duly executed and delivered and that the consideration therefor is not less than the par value thereof;

(vi) the Senior Securities have been duly authorized by the Company and, when the Senior Indenture has been duly executed and delivered by the Company and the Senior Trustee, when the Senior Securities have been executed and delivered by the Company and authenticated by the Senior Trustee in accordance with the Senior Indenture and when payment therefor is received by the Company, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and will be entitled to the benefits provided by the Senior Indenture; and

Mayer Brown llp

Envestnet, Inc. October 29, 2020

(vii) the Subordinated Securities have been duly authorized by the Company and, when the Subordinated Indenture has been duly executed and delivered by the Company and the Subordinated Trustee, when the Subordinated Securities have been executed and delivered by the Company and authenticated by the Subordinated Trustee in accordance with the Subordinated Indenture and when payment therefor is received by the Company, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and will be entitled to the benefits provided by the Subordinated Indenture.

This opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of

Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the General Corporation Law of the State of Delaware and such applicable provisions of the Delaware Constitution).

The opinions and statements expressed herein are as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law which may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in the prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

MAYER BROWN LLP

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